Exhibit 99.1

Silver Dragon Discovers One Meter of 1,570 g/t Silver, 46.8% Lead and 7.2% Zinc at its Dadi Silver-Polymetallic Project in China

BEIJING, August 28, 2012 (PRIME NEWSWIRE) – Silver Dragon Resources Inc. (OTCBB: SDRG) (“the Company”) is pleased to announce recent results from the ongoing 2012 drilling program at its Dadi Silver-Lead-Zinc polymetallic property in Inner Mongolia, Northern China. Dadi is owned by Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top”), of which Silver Dragon Resources Inc. has a 40% equity interest.

Significant grades were discovered in mineralization zone II within transverse drifts NCM02 and NCM06 at 1,350 meters deep. Highlights are as follows:

At transverse drift NCM02, assays showed 318 g/t silver 4.76% lead, and 3.28% zinc at drill hole DH6097; 270 silver, 3.56%, and 2.73% zinc at drill hole DH6098; and 204 silver, 2.87% lead, and 1.72% zinc at drill hole DH6099

At transverse drift NCM06, assays showed 288 g/t silver, 7.18% lead, and 1.61% zinc at drill hole DH6089; 465 g/t silver, 10.66% lead, and 2.47% zinc at drill hole DH6090; 656 g/t silver, 17.98% lead, and 3.16% zinc at drill hole DH6091; 1,570g/t silver, 46.82% lead, and 7.21% zinc at drill hole DH6092; and 132 g/t silver, 3.62% lead, and 0.66% zinc at drill hole DH6093.

To see the full version of this press release with tables and images, please visit: http://silverdragonresources.com/InvestorCenter/NewsRelease.asp?ID=100277

About Dadi

Dadi is one of the six exploration properties of Sanhe Sino-Top Resources and Technologies Ltd. ("Sino-Top"), a Chinese company that holds exclusive exploration rights to these properties, located in the prolific Erbahuo Silver District in Inner Mongolia, China. Silver Dragon Resources Inc. has a 40% ownership interest in Sino-Top. The Dadi exploration area, covering 12.48 square kilometers, is located in the Mesozoic volcanic basin in Keshiketeng County, Inner Mongolia, China (see Project location Map at: http://www.silverdragonresources.com/_img/China_Project_Location_Map.jpg).

Geologically, the Dadi property is located in the south edge of the Daxinganling metallogenic belt and at the joint between the Daxinganling mountain chain (with north-east direction) and the Xilamulunhe structure belt which trends in an east-west direction. These two structural belts are also two major ore-forming belts of China. This entire tectonic setting provides a dynamic geologic environment for the development of mineralizing systems. The major exposed rocks in the Dadi Property are Upper Jurassic Baiyingaolao Formation dacitic tuffaceous lava, dacitic tuff, rhyolitic tuff, and tuffaceous sandstone and conglomerate, among which dacitic tuffaceous lava and dacitic tuff are the main host rocks of mineralization.

A preliminary NI 43-101 feasibility study of the Dadi property was completed in Q3-2011, with the results presented in a Technical Report prepared by Southampton Associates Inc. of Toronto, Canada (see press release of September 7, 2011).

About Sino-Top

Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top'') was originally incorporated in 2003 as a Chinese company wholly-owned by Huaguan Industrial Corp. (“HIC''), a subsidiary of the state-owned North China Geological Exploration Bureau. Sino-Top became an American-Chinese joint venture in 2005. Silver Dragon Resources Inc. acquired Sino-Top in 2006, and currently owns 40% of Sino-Top after having sold 50% of its ownership interest to its Chinese partners. The Chinese side partners, led by Gansu Shengda Group Ltd. (“Shengda”), at 52%, and HIC, at 8%, collectively together own 60% of Sino-Top. Sino-Top holds exclusive exploration and development rights to six properties in northern China (Inner Mongolia), covering a total area of 139 km2. Sino-Top won the prestigious Prospector/Explorer of the Year Award for its Dadi Silver Polymetallic Project, at the China Mining Congress & Expo 2009 held in Tianjin, China, during October 20-22, 2009.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metals company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing, its six Sino-Top properties in China (particularly Dadi and Laopandao). For more information, please visit the Company's website at: www.silverdragonresources.com (available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Dadi silver-polymetallic project, outcome and timing for the completion of further assays and metal amounts in partial assay results, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur.

Contact

Silver Dragon Resources Inc.

Marc Hazout, President or Alessandro Motta, Investor Relations

(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)

Email: info@silverdragonresources.com